Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) dated as of December 2, 2021, is made and entered into by and among Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Company”), Great Outdoors Group, LLC, a Delaware limited liability company (“Parent”), and Phoenix Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as such term is defined below).

W I T N E S S E T H:

WHEREAS, the Company, Parent and Merger Subsidiary (collectively, the “Parties”) previously entered into that certain Agreement and Plan of Merger, dated as of December 21, 2020 (the “Merger Agreement”);

WHEREAS, pursuant to Section 10.01(a) of the Merger Agreement, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written agreement of the Company and Parent; and

WHEREAS, the Parties desire to terminate the Merger Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

Section 1. Termination. Effective as of the execution of this Agreement, but subject to receipt by the Company of the full amount of the Parent Termination Fee pursuant to Section 2 below, in accordance with Section 10.01(a) of the Merger Agreement, and without the need for any further action by any Party, the Parties hereby agree that the Merger Agreement is hereby terminated in its entirety and shall be of no force or effect whatsoever without liability of any Party (or any stockholder, director, officer, employee, agent, consultant or Representative of such Party) to the other Parties hereto (the “Termination”); provided, that, notwithstanding the foregoing, Section 10.02 of the Merger Agreement or anything else to the contrary set forth in the Merger Agreement or any Transaction Documents, (a) each of the Confidentiality Agreements, and (b) each of Sections 11.01, 11.07, 11.08 and 11.09 of the Merger Agreement shall survive the Termination and shall remain in full force and effect for the remainder of, and in accordance with, their respective terms. For clarity, nothing in this Agreement shall constitute a waiver or release by any Party from the obligations under, or any claim arising under or related to, or apply to any action by any Party to enforce the rights and obligations imposed pursuant to, the Confidentiality Agreements.

Section 2. Termination Fee. Concurrently with the execution of this Agreement, Parent shall pay the Parent Termination Fee to the Company, by wire transfer of immediately available funds to the account designated in writing by the Company and provided by the Company to Parent prior to the execution of this Agreement. Upon the payment of the Parent Termination Fee by Parent concurrently with the execution of this Agreement, the Company shall be precluded from any other remedy against Parent or Merger Subsidiary, at law or in equity or otherwise, and the Company shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Parent, Merger Subsidiary or any of their respective Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives in connection with the Merger Agreement or the transactions contemplated thereby.

Section 3. Representations and Warranties. Each of Parent and Merger Subsidiary represents and warrants to the Company, and the Company represents and warrants to each of Parent and Merger Subsidiary that: (a) such Party has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; (b) the execution, delivery and performance by such Party of this Agreement are within such Party’s corporate powers, and have been duly authorized by all necessary corporate action on the part of such Party; and (c) this Agreement has been duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a valid and binding agreement of such Party enforceable against such Party in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 4. Further Assurances. Each Party shall, and shall cause its Subsidiaries and Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and Applicable Laws to effectuate the Termination. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Subsidiaries and Affiliates to, cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Authority or under any Antitrust Laws, in each case to the extent applicable, in connection with the transactions contemplated by the Transaction Documents.

Section 5. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

(b) Consent to Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the Chosen Court and agrees to commence any action, suit or proceeding relating hereto in the applicable Chosen Court. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in, or otherwise specified pursuant to, Section 11.01 of the Merger Agreement shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 5(b). Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the applicable Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement which is instituted in any such court. The Parties agree that a final trial court judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(d) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Delivery of an executed counterpart of a signature page to this Agreement by “.pdf” format or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

(e) Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including Parent failing to pay the Parent Termination Fee as contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Court without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement at law or in equity, and the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5(e) shall not be required to provide any bond or other security in connection with any such order or injunction.

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page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Jon Barker
	Name:	Jon Barker
	Title:	President and Chief Executive Officer

GREAT OUTDOORS GROUP, LLC

By:	/s/ John L. Morris
	Name:	John L. Morris
	Title:	Chief Executive Officer

PHOENIX MERGER SUB I, INC.

By:	/s/ John L. Morris
	Name:	John L. Morris
	Title:	Chief Executive Officer

[Signature Page to Termination Agreement]